                             INVESTMENT AGREEMENT
                             --------------------


     THIS INVESTMENT AGREEMENT (this "Agreement") is made and entered into as the 13th day of November, 1996, by and between PREMIERE TECHNOLOGIES, INC., a Georgia corporation ("Premiere"), and WORLDCOM, INC., a Georgia corporation ("WorldCom").

                                   Preamble
                                   --------

     On the date of this Agreement, Premiere and WorldCom have entered into a Strategic Alliance Agreement (the "Strategic Alliance Agreement") pursuant to which, among other things, Premiere agreed to issue to WorldCom 2,050,000 shares of Premiere Common Stock. As a condition to the issuance of those shares, WorldCom agreed to enter into this Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Strategic Alliance Agreement

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     As used in this Agreement and any amendments hereto, the following terms shall have the following meanings respectively:

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or, if further amended, then as amended and in effect at the time in question.

     "Extraordinary Transaction" shall mean the consummation of any tender offer or exchange offer for Premiere Voting Securities or any merger, acquisition of all or substantially all of the assets of, or other business combination involving Premiere.

     "Holder"  shall mean any holder of Registrable Securities.

     "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities.

     "Other Stockholders"  shall have the meaning set forth in Section 4.1.

     "Party" shall mean either Premiere, on the one hand, or WorldCom, on the other hand, and "Parties" shall mean Premiere and WorldCom.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Premiere Common Stock" shall mean the $.01 par value common stock of Premiere and any security which is exchanged for such common stock.

     "Premiere Shares" shall mean the 2,050,000 shares of Premiere Common Stock to be acquired by WorldCom on the date of this Agreement as specified in the Strategic Alliance Agreement, and any Premiere Voting Securities received in exchange or substitution therefor or as a dividend in respect thereof.

     "Premiere Voting Securities" shall mean all classes of capital stock of Premiere which are then entitled to vote generally in the election of directors and any securities exchanged for such classes of capital stock and any securities convertible into or exchangeable or exercisable for such classes of capital stock. For purposes of determining the amount or percentage of outstanding Premiere Voting Securities beneficially owned by a Person, and for purposes of calculating the aggregate voting power relating to such Premiere Voting Securities, securities that are deemed to be outstanding shall be included to the extent provided in the definition of "Beneficial Owner."

     "Priority Holders" shall have the meaning set forth in Section 4.2.

     "Register", "Registered" and "Registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement.

     "Registrable Securities" shall mean the Premiere Shares, provided that Registrable Securities shall cease to be Registrable Securities if and when (i) a registration statement with respect to the disposition of such Registrable Securities shall have become effective under the Securities Act, (ii) such Registrable Securities could be sold in any one-day period pursuant to Rule 144 under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred, if new certificates or other evidences of ownership for such Registrable Securities not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by Premiere and subsequent disposition of such Registrable Securities shall not require registration or qualification of such Registrable Securities under the Securities Act, or (iv) such Registrable Securities shall have ceased to be outstanding.

     "Registration Expenses" shall mean all expenses incurred by Premiere in compliance with Article 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Premiere, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

     "SEC" shall mean the Securities and Exchange Commission, or any successor agency which has primary authority to interpret and enforce the provisions of the Securities Act and the Exchange Act.

     "Security", "Securities" shall have the meaning set forth in Section 2(1) of the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or, if further amended, then as amended and in effect at the time in question.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.

     "Strategic Alliance Agreement" shall mean that certain Strategic Alliance Agreement dated the date hereof between Premiere and WorldCom.


                                   ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     2.1  Representations and Warranties of Premiere.  In addition to the
          ------------------------------------------
representations and warranties of Premiere contained in the Strategic Alliance Agreement, which are incorporated herein by reference, Premiere hereby represents and warrants to WorldCom as follows:

          (a) Premiere is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Premiere has all requisite corporate power and authority to execute and deliver this Agreement and to perform its terms.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premiere. This Agreement has been duly and validly executed by Premiere and, assuming this Agreement constitutes a valid and binding agreement of WorldCom, represents a valid and binding obligation of Premiere, enforceable in accordance with its terms subject to the Bankruptcy Exception. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or constitute a breach, violation or default, or create a lien, under the Articles of Incorporation or Bylaws of Premiere or any law, rule or regulation or any judgment, decree, governmental permit or license or permit, indenture, agreement or instrument of Premiere or to which Premiere is subject.

     2.2    Representations and Warranties of WorldCom.  WorldCom hereby
            ------------------------------------------
represents and warrants to Premiere as follows:

            (a) WorldCom is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. WorldCom has all requisite corporate power and authority to execute and deliver this Agreement and to perform its terms.

            (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of WorldCom. This Agreement has been duly and validly executed by WorldCom and, assuming this Agreement constitutes a valid and binding agreement of Premiere, represents a valid and binding obligation of WorldCom, enforceable in accordance with its terms subject to the Bankruptcy Exception. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with or constitute a breach, violation or default, or create a lien, under the Articles of Incorporation or Bylaws of WorldCom or any law, rule or regulation or any judgment, decree, governmental permit or license or permit, indenture, agreement or instrument of WorldCom or to which WorldCom is subject.

            (c) WorldCom acknowledges that (i) the Premiere Shares issued to it under the Strategic Alliance Agreement have not been registered under the Securities Act or any applicable state securities laws and may not be transferred or otherwise disposed of unless so registered or an exemption from such registration is available, and (ii) Premiere has made no promise or other commitment regarding the registration of the Premiere Shares or the taking of any action required for the availability of any exemption from registration other than as set forth in Article 4 hereof. All of the Premiere Shares received by WorldCom pursuant to the Strategic Alliance Agreement have been acquired by WorldCom solely for investment. WorldCom has no present intention to distribute, sell, assign, transfer or otherwise dispose of the Premiere Shares. WorldCom understands that an investment in the Premiere Shares involves a substantial risk and that no representation has been made to WorldCom regarding the future performance of Premiere or the future market value of the Premiere Shares.

                                   ARTICLE 3
                     COVENANTS AND AGREEMENTS OF WORLDCOM
                     ------------------------------------

   WorldCom hereby covenants and agrees with Premiere as follows:

   3.1    Right of First Refusal.  Each of WorldCom and its Affiliates, prior to
          ----------------------
making any sale or other transfer of Premiere Shares to any Person other than an Affiliate shall give Premiere the opportunity to purchase, or to designate an alternative purchaser of, such Premiere Shares in the following manner:

          (a) The proposed transferor of such Premiere Shares shall give to Premiere written notice (the "Transfer Notice") of the proposed transfer, specifying the proposed transferee, the number of Premiere Shares proposed to be disposed of, the proposed consideration to be received in exchange therefor, and the other material terms of the proposed transfer.

          (b) Premiere shall have the right, exercisable by written notice given to the Person which gave the Transfer Notice within ten (10) days after receipt of such Notice, to purchase (or to cause another Person designated by Premiere to purchase) all, but not less than all, of the Premiere Shares specified in such Notice for cash at the purchase price set forth therein.
   If the consideration specified in the Transfer Notice includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included as part of such consideration plus the value (as jointly determined by a nationally recognized investment banking firm selected by each Party or, in the event such firms are unable to agree, the average of
   (i) the value determined by a nationally recognized investment banking firm selected by the first two firms and (ii) the value determined by the other two firms that is closest to the value determined by the third firm) of such other property included in such consideration and the date on which Premiere must exercise its right of first refusal shall be extended until five business days after the determination of the value of property included in the consideration, but in no event later than thirty (30) days after receipt of such Notice.

          (c) If Premiere exercises its right of first refusal hereunder, the closing of the purchase of the Premiere Shares with respect to which such right has been exercised shall take place within 30 calendar days (or if required by law or pursuant to any stock exchange rule or policy, within 90 calendar days) after Premiere gives notice of such exercise. If Premiere does not exercise its right of first refusal hereunder within the time specified for such exercise, the Person giving the Transfer Notice shall be free during the period of 180 calendar days following the expiration of such time for exercise to sell the Premiere Shares specified in such Notice to the Person identified therein as the proposed transferee in exchange for the consideration specified therein (or at any price in excess thereof).

   3.2    Termination of Investment Agreement.  Notwithstanding anything
          -----------------------------------
contained in this Agreement to the contrary, the provisions of this Article 3 shall terminate, and be of no further force and effect, upon the earlier of (a) the occurrence of any Extraordinary Transaction in which the holders of Premiere Voting Securities immediately prior to the Extraordinary Transaction do not constitute the holders of a majority of the voting securities of the resulting entity, or do not otherwise have the power to elect a majority of the board of directors of the resulting entity, (b) the resignation or other termination of either Boland T. Jones or D. Gregory Smith as executive officers of Premiere, or
(c) the proper termination of the Strategic Alliance Agreement in accordance with its terms.

                                   ARTICLE 4
                              REGISTRATION RIGHTS
                              -------------------


   4.1    Demand Registration.  If (i) at any time within three years from the
          -------------------
date of this Agreement the provisions of Article 3 shall have terminated pursuant to Section 3.2 hereof and if Premiere shall receive from an Initiating Holder, within sixty days of such termination, or (ii) at any time within the third year commencing after the date of this Agreement Premiere shall receive from an Initiating Holder, a written request that Premiere effect a registration with respect to all or a part of the Registrable Securities, Premiere will, as soon as practicable, use its reasonable best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, provided that Premiere shall not be obligated to
                           --------
effect, or take any action to effect, any such registration:

     (a) Unless such registration proposes to dispose of Registrable Securities having an aggregate expected gross offering price of at least ten million dollars ($10,000,000) or the entire remaining number of Registrable Securities;

     (b) Unless Premiere is eligible to effect the registration under Form S-3 (or a successor form) as promulgated by the SEC or WorldCom agrees to pay all Registration Expenses (as defined below) in excess of $40,000;

     (c) Which could result in the registration statement for such a registration being declared effective prior to the 90th day subsequent to the effective date of any registration effective pursuant to Section 5.2 or
     5.3 of the Stock Purchase Agreement between Premiere and NationsBanc Capital Corporation dated January 18, 1994 (it being represented by Premiere that as of the date hereof no such registration is effective or pending);

     (d) If, upon receipt of a registration request pursuant to this Section 4.1, Premiere is advised by a recognized national independent investment banking firm selected by Premiere that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities of Premiere by Premiere (other than in connection with benefit and similar plans) or by or on behalf of any shareholder of Premiere exercising a demand registration right (collectively, a "Premiere Offering") with respect to which Premiere has commenced preparations for a registration prior to the receipt of a registration request pursuant to this Section 4.1, Premiere shall not be required to effect a registration pursuant to this Section 4.1 until the earlier of (x) 30 days after the completion of such Premiere Offering, (y) promptly after any abandonment of such Premiere Offering or (z) 60 days after the date of receipt of a registration request pursuant to this Section 4.1 (it being represented by Premiere that as of the date hereof Premiere has not commenced preparation for, and has no current plans to commence preparation for, such a registration);

     (e) In any particular jurisdiction in which Premiere would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Premiere is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

     (f) After Premiere has effected a registration pursuant to this Section 4.1 and such registration has been declared or ordered effective.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the further provisions set forth below, include other Securities of Premiere including without limitation Securities which are held by Persons who, by virtue of agreements with Premiere, are entitled to include their Securities in any such registration ("Other Stockholders"). As of the date hereof, the Other Stockholders are Sirrom Capital Corporation ("Sirrom"), NationsBanc Capital Corporation and CMG@Ventures, L.P. ("CMG"). If the Initiating Holders propose to effect an underwritten distribution pursuant to a registration effected under this Section 4.1, they shall do so through the services of such nationally recognized investment banking firm as they may select, subject to the approval of Premiere, which will not be unreasonably withheld, conditioned or delayed. If Other Stockholders request inclusion in any such registration that is underwritten, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this
Article 4. The Holders whose shares are to be included in such registration and Premiere shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters so selected for such underwriting. Such underwriting agreement will contain such representations and warranties by Premiere and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section
4.5 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4.4 hereof, and the representations and warranties by, and the other agreements on the part of, Premiere to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders. Premiere shall cooperate fully with the Holders and the underwriters in connection with any underwritten offering. Notwithstanding any other provision of this Article 4, if the representative advises the Holders that marketing factors require a limitation on the number of shares to be underwritten, the securities of Premiere held by Other Stockholders (other than shares held by Sirrom and CMG which Sirrom and CMG has requested be included in the offering pursuant to existing registration rights granted to Sirrom and CMG) shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Premiere, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, Premiere and officers and directors of Premiere may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     4.2  Incidental Registration.
          -----------------------

          (a) If Premiere at any time proposes to register for sale for its own account any Premiere Voting Securities under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to equity securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of Premiere, (iii) in connection with a direct or indirect acquisition by Premiere of another company or business or any other transaction described in Rule 145(a) under the Securities Act, or (iv) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to the Holders of Registrable Securities of its intention to do so and of the Holders' rights under this Section 4.2, at least ten business days prior to the anticipated filing date of the registration statement relating to such registration. Any such notice shall offer all such Holders the opportunity to request to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of the Holders made within five business days after the receipt of notice from Premiere (which request shall specify the number of Registrable Securities intended to be disposed of by each Holder and the intended method of disposition thereof), Premiere will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which Premiere has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so to be registered, subject to the provisions of Section 4.2(b) below; provided that if, at any time after giving written notice of its intention to register any securities pursuant to this Section 4.2(a), Premiere shall determine for any reason not to register such securities (or to withdraw such registration, whether before or after effectiveness of such registration), Premiere shall give written notice to the Holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

          (b) If a registration pursuant to this Section 4.2 involves an underwritten public offering and the managing underwriter advises Premiere that, in its view, either (i) the size of the offering that Premiere, the Holders and any other equity securityholders intend to make or (ii) the combination of securities that Premiere, the Holders and such other securityholders intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such underwriter's advice, Premiere shall so advise all holders of securities requesting registration, and the amount of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner:

          (i) first, all securities to be sold for the account of Premiere or any of the Other Stockholders ("Priority Holders"), with such priorities among them as Premiere may determine; and

          (ii) second, the number of shares that may be included in the registration and underwriting by each of the Holders and each other securityholder (other than Priority Holders) shall be reduced, on a pro
                                                                           ---
       rata basis (based on the number of shares requested to be included in
       ----
       such registration), by such minimum number of shares as is necessary to comply with such limitation; and

   (B) if the combination of securities to be offered is the basis of such underwriter's advice, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above) and (y) if the actions described in sub-clause (x) of this clause (B) would, in the judgment of the managing underwriter, be insufficient to eliminate the adverse effect that inclusion of the Registrable Securities requested to be included or other Premiere securities proposed to be included would have on such offering, then Premiere may decrease the number of Registrable Securities so requested, and the securities of shareholders of Premiere other than the Holders, to be included in such registration (to the extent possible, pro rata on the basis of the percentage of Registrable Securities requested to be so registered by the Holders and any securities to be included by shareholders of Premiere other than the Holders) to the extent necessary to produce the combination recommended by the managing underwriter.

   4.3    Expenses of Registration.  One half of all Registration Expenses
          ------------------------
incurred in connection with any registration, qualification or compliance pursuant to Section 4.1 (including any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the registration), and all Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to either Sections 4.1 or 4.2, shall be borne by the Holders and the Other Stockholders involved pro rata on the basis of the number of their shares so registered. All other Registration Expenses shall be borne by Premiere.

   4.4    Registration Procedures.  Premiere will keep the Holders, as
          -----------------------
applicable, advised in writing as to the initiation of a registration pursuant to this Article 4 and as to the completion thereof. Premiere will:

          (a) furnish to each Holder, and to any underwriter before filing with the SEC, copies of any registration statement (including all exhibits) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 434 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to review of the Holders and any such underwriter for a period of at least five business days, and Premiere shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which any Holder or any such underwriter shall reasonably object within five business days after the receipt thereof; a Holder or such underwriters shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (b) furnish to each Holder and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 434 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as each of the Holders or any such underwriter, from time to time may reasonably request;

          (c) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the SEC, provide copies of such document to the Holders, if requested, and to any underwriter, make representatives of Premiere available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as any Holder or any such underwriter reasonably may request;

          (d) make available at reasonable times for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration and any attorney or accountant retained by the Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of Premiere and cause the officers, directors and employees of Premiere to supply all information reasonably requested by the Holders and any such underwriters, attorneys or accountants in connection with such registration;

          (e) use its reasonable best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request,
   (ii) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that Premiere shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified or otherwise required to be so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Premiere is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

          (f) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to Premiere and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

          (g) promptly notify each Holder of Registrable Securities covered by a registration statement (i) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose,
   (iii) of any request by the SEC for amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement, supplements to the prospectus forming a part of such registration statement or additional information, or (iv) of the receipt by Premiere of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or otherwise address the matters involved;

          (h) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

          (i) if requested by any Initiating Holder, or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Initiating Holder and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after Premiere is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

          (j) furnish to the Holders, addressed to them, an opinion of counsel for Premiere, dated the date of the closing under the underwriting agreement, and use its reasonable best efforts to furnish to the Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified Premiere's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holders may reasonably request;

          (k) provide promptly to the Holders upon request any document filed by Premiere with the SEC pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

          (m) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded; and

          (n) use its reasonable best efforts to keep the registration effective and current until the Holders have completed the distribution described in the registration statement relating thereto, or such registration is no longer required to effect such distribution under applicable law, whichever first occurs.

   4.5    Indemnification.
          ---------------

          (a) Premiere will indemnify each of the Holders, as applicable, each of its officers, directors, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this
   Article 4, and each underwriter, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Premiere of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to Premiere and relating to action or inaction required of Premiere in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Premiere will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Premiere by the Holders or underwriter and stated to be specifically for use therein.

             (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Premiere, each of its directors and officers and each underwriter of Premiere's securities covered by such a registration statement, each person who controls Premiere or such underwriter, each Other Stockholder and each of their officers, directors, members and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse Premiere and such Other Stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Premiere by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder and under clause (d) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

             (c) Each party entitled to indemnification under this Section 4.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 4 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

             (d) If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any registration contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

             (f) The foregoing indemnity agreement of Premiere and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 434(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

       4.6  Information to be Furnished by the Holders.  Each of the Holders
            ------------------------------------------
holding securities included in any registration shall furnish to Premiere such information regarding such Holder and the distribution proposed by such Holder as Premiere may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 4.

     4.7  Holdback Agreement; Postponement.  Notwithstanding the provisions of
          --------------------------------
this Article 4, if the Board of Directors of Premiere determines in good faith that it is in the best interests of Premiere and its shareholders not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction or other material nonpublic transaction involving Premiere, Premiere will certify such determination to the Holders and then may, by notice to the Holders, (1) suspend the rights of the Holders to make sales pursuant to any effective registration for such a reasonable period of time as the Board of Directors may determine and
(2) postpone any registration which is requested pursuant to this Article 4, in each case for such a reasonable period of time as the Board of Directors may determine; provided that no such suspension or postponement shall exceed ninety
(90) days.

     4.8  Method of Distribution.  If any Holder proposes to effect a
          ----------------------
distribution of the Premiere Shares pursuant to a registration under this
Article 4 other than in a firm commitment underwriting through one or more nationally recognized investment banking firm or firms selected pursuant to
Section 4.2, such Holder shall use its best efforts not to disrupt the public market for Premiere securities (including the price thereof) and, in furtherance thereof, shall, in connection with such distribution, abide by the volume limitations of Rule 144(e) promulgated by the SEC (and for such purposes all Holders shall be treated as one Person).


                                   ARTICLE 5
                                 MISCELLANEOUS
                                 -------------

   5.1    Stock Legends.  WorldCom understands and agrees that:
          -------------

          (a) The following legend shall be placed upon all certificates representing the Premiere Shares (or any replacements thereof) so long as this Agreement is in effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT, DATED AS OF NOVEMBER 11, 1996, BETWEEN PREMIERE TECHNOLOGIES, INC. AND WORLDCOM, INC. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF PREMIERE TECHNOLOGIES, INC. PREMIERE TECHNOLOGIES, INC. WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE RIGHTS, TERMS AND CONDITIONS OF SUCH AGREEMENT."

          (b) The following legend shall be placed upon all certificates representing the Premiere Shares (or any replacements thereof) until such shares have been registered or are otherwise freely tradable:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT OR UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE. THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

          (c) Premiere may enter a stop transfer order with the transfer agent or agents of Premiere Shares against the transfer of the Premiere Shares except in compliance with the requirements of this Agreement. Premiere agrees to remove promptly any stop transfer order with respect to, and issue promptly unlegended certificates in substitution for, certificates for the Premiere Shares that are no longer subject to the restrictions contained in this Agreement or, as applicable, the Securities Act and applicable state securities laws.

   5.2    Further Assurances.  From time to time after the execution of this
          ------------------
Agreement, as and when requested by Premiere and WorldCom and to the extent permitted by Georgia law, the Parties shall take or cause to be taken such further or other action as shall be necessary to carry out the purposes of this Agreement.

   5.3    Remedies.  The Parties recognize and hereby acknowledge that it may be
          --------
difficult to accurately measure the amount of damages that would result to a Party by reason of a failure of the other Party to perform any of the obligations imposed on it by this Agreement. The Parties accordingly agree that each such Party shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedies to which such Party may be entitled at law or in equity in accordance with this Agreement.

   5.4    Notices.  Any notices or other communications required or permitted
          -------
under this Agreement shall be effective only if it is in writing and delivered personally, by facsimile transmission, by nationally recognized next business day courier or by registered or certified mail, postage pre-paid, addressed as follows:

          Premiere:           Premiere Technologies, Inc.
                              3399 Peachtree Road, N.E.
                              The Lenox Building, Suite 400
                              Atlanta, Georgia  30326
                              Telecopy No.:  (404) 262-8540
                              Attention:  Boland T. Jones
                                          President
                                             and
                                          Patrick G. Jones
                                          Senior Vice President of
                                          Finance and Legal

          Copy to Counsel:    Alston & Bird
                              One Atlantic Center
                              1201 West Peachtree Street
                              Atlanta, Georgia  30309-3424
                              Telecopy No.:  (404) 881-7777
                              Attention:  Jeffrey A. Allred, Esq.

          WorldCom:           WorldCom, Inc.
                              515 East Amite Street
                              Jackson, Mississippi  39201-2702
                              Telecopy No.:  (601) 360-8190
                              Attention:  David F. Myers

          Copy to Counsel:    P. Bruce Borghardt
                              WorldCom, Inc.
                              10777 Sunset Office Drive, Suite 330
                              St. Louis, Missouri  03127
                              Telecopy No.:  (314) 909-4101


or such other address as shall be furnished in writing by any of the Parties. Any such notice or communication shall be deemed to have been given as of the date so personally delivered, sent by courier or facsimile or mailed.

     5.5  Amendments.  This Agreement may be amended by a subsequent writing
          ----------
signed by both Parties upon the approval of each of the Parties.

     5.6  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

     5.7  Headings.  The headings in this Agreement are for convenience only and
          --------
shall not affect the construction or interpretation of this Agreement.

     5.8  Successors and Assigns.  All terms and conditions of this Agreement
          ----------------------
shall be binding upon and inure to the benefit of and be enforceable by any successor to WorldCom and any successor to Premiere. Except as otherwise provided in this Section 5.8, any assignment of the rights and obligations of the Parties under this Agreement shall be effective upon a written agreement signed by all the Parties.

     5.9  Severability.  If any provision of this Agreement shall be held to be
          ------------
illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     5.10 Entire Agreement.  This Agreement and the agreements referred to
          ----------------
herein constitutes the entire understanding between and among the Parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings among the Parties with respect to such subject matter.

     5.11 Interpretations.  The Parties acknowledge that this Agreement has been
          ---------------
reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

     5.12 Attorneys' Fees.  In the event of any action to enforce this
          ---------------
Agreement, the prevailing Party shall be entitled to reimbursement from the other Party of all costs and expenses incurred in connection with such effort, including court costs and reasonable attorney's fees.

     5.13 Construction of Terms.  Whenever used in this Agreement, the singular
          ---------------------
shall include the plural and the plural the singular. Pronouns of one gender shall include all genders.

     5.14 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Georgia.

     5.15 Dispute Resolution.  Any disputes between the parties under this
          ------------------
Agreement shall be resolved pursuant to the provisions of Article 8 of the Strategic Alliance Agreement.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and delivered as of the date above written.

                         PREMIERE TECHNOLOGIES, INC.

          By: /s/ Patrick G. Jones
             --------------------------------------------------
          Name: Patrick G. Jones
               ------------------------------------------------
               Title: Senior Vice President of Finance and Legal
                     ------------------------------------------


                              WORLDCOM, INC.


          By: /s/ David F. Myers
             -------------------------------------
          Name: David F. Myers
               --------------------------------
               Title: Treasurer
                     --------------------------